Exhibit 23.6

(Part 1 of 2)

July 24, 2013

Mtro. Emilio R. Lozoya Austin

Director General

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Colonia Petróleos Mexicanos C.P. 11311

México

Dear Mtro. Lozoya Austin:

We herby consent to (a) all references to our firm as set forth under the heading “Experts” in this Amendment No. 1 to the Registration Statement on Form F-4 filed by Petróleos Mexicanos (the “Form F-4”); (b) all references to our firm as set forth under the heading “Item 4—Information on the Company—Business Overview—Exploration and Production (Reserves)” in the Annual Report on Form 20-F of Petróleos Mexicanos for the year ending December 31, 2012 (the “Form 20-F”); and (c) the incorporation by reference in the Form F-4 of our audit letter describing our review of the estimates of proved oil, condensate, natural gas, and oil equivalent reserves owned by the United Mexican States (“Mexico”) as of January 1, 2013, for 28 fields located offshore Mexico in the Northeastern Marine Region, which audit letter was originally filed as Exhibit 10.4 to the Form 20-F. The estimates included in our report were prepared in accordance with the reserves definitions of Regulation S-X Rule 4-10(a) of the U.S. Securities and Exchange Commission.

Sincerely, NETHERLAND, SEWELL INTERNATIONAL, S. DE R.L. DE C.V.

By:	/s/ Robert C. Barg, P.E.
Robert C. Barg, P.E. President

1601 ELM STREET, SUITE 4500 • DALLAS, TEXAS 75201-4754 • PH: 214-969-5401 • FAX: 214-969-5411

Exhibit 23.6

(Part 2 of 2)

July 24, 2013

Mtro. Emilio R. Lozoya Austin

Director General

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Colonia Petróleos Mexicanos C.P. 11311

México

Dear Mtro. Lozoya Austin:

We hereby consent to (a) all references to our firm as set forth under the heading “Experts” in this Amendment No. 1 to the Registration Statement on Form F-4 filed by Petróleos Mexicanos (the “Form F-4”); (b) all references to our firm as set forth under the heading “Item 4—Information on the Company—Business Overview—Exploration and Production (Reserves)” in the Annual Report on Form 20-F of Petróleos Mexicanos for the year ending December 31, 2012 (the “Form 20-F”); and (c) the incorporation by reference in the Form F-4 of our audit letter describing our review of the estimates of proved oil, condensate, natural gas, and oil equivalent reserves owned by the United Mexican States (“Mexico”) as of January 1, 2013, for 108 fields located onshore Mexico in the Southern Region, which audit letter was originally field as Exhibit 10.4 to the Form 20-F. The estimates included in our report were prepared in accordance with the reserves definitions of Regulation S-X Rule 4-10(a) of the U.S. Securities and Exchange Commission.

Sincerely,

NETHERLAND, SEWELL INTERNATIONAL, S. DE R.L. DE C.V.

By:	/s/ Robert C. Barg, P.E.
Robert C. Barg, P.E.
President

1601 ELM STREET, SUITE 4500 • DALLAS, TEXAS 75201-4754 • PH: 214-969-5401 • FAX: 214-969-5411